Monday,        Media Contact: Sandy Deem, 704/374-2710
June 8, 1998   Investor Contact: Alice Lehman, 704/374-4139


FIRST UNION MANAGEMENT TO RECOMMEND
DIVIDEND INCREASE TO CORPORATE BOARD


CHARLOTTE - First Union Corporation (NYSE:FTU) announced today that, consistent with its previously announced financial performance guidelines, First Union managemement intends to recommend to its board of directors that a third quarter dividend increase on First Union common stock be approved at the next regularly scheduled meeting of the board on June 16, 1998.

First Union announced new financial performance guidelines last year to lead the company to the year 2000, including a goal to increase the dividend payout ratio to a range of 40-45 percent. The current quarterly dividend is 37 cents.

First Union Corporation (NYSE:FTU) is the nation's sixth largest bank holding company and a leading provider of financial services to more than 16 million retail and corporate customers. Following its merger with CoreStates Financial Corp, First Union has $220 billion in assets and stockholders' equity of $16 billion.

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